                                                                   Exhibit 10.28

                       AMENDMENT NO. 3 TO CREDIT AGREEMENT

         THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT is dated as of November 9, 2001 (this "Amendment") among the following:

                  (i) HAWK CORPORATION, a Delaware corporation (the "Borrower");

                  (ii) the Lenders a party to the Credit Agreement, as hereinafter defined; and

                  (iii) KEYBANK NATIONAL ASSOCIATION, a national banking association, as the Administrative Agent under the Credit Agreement (the "Administrative Agent").

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Lenders and the Administrative Agent entered into the Credit Agreement, dated as of May 1, 1998 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement"; the terms defined therein are used herein as so defined).

         (2) The parties hereto desire to modify certain terms and provisions of the Credit Agreement, all as more fully set forth below.

         NOW, THEREFORE, the parties hereby agree as follows:

         SECTION 1. AMENDMENTS, ETC.

         1.1. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of "Applicable Eurodollar Margin", "Borrowing Base", "Consolidated EBIT", "Consolidated Net Worth", "Maximum Available Revolving Commitment" and "Pricing Grid Table" therefrom and to insert in place thereof, respectively, the following:

                  "Applicable Eurodollar Margin" shall mean:

                  (a) for any date prior to November 9, 2001, as such margin shall have been determined in accordance with section 2.8(h) of this Agreement as in effect prior to November 9, 2001;

                  (b) from November 9, 2001 through March 31, 2002, (i) three hundred (300) basis points for General Revolving Loans, and (ii) three hundred fifty (350) basis points for Term Loans; and

                  (c) commencing with the fiscal quarter of the Borrower ended December 31, 2001, and continuing with each fiscal quarter thereafter, the number of basis points determined by the Administrative Agent in accordance with the Pricing Grid Table, based upon the Adjusted Leverage Ratio. Changes in the Applicable Eurodollar Margin shall


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
         become effective on the first day of the month following the receipt by the Administrative Agent, pursuant to Section 8.1(a) or (b) of the financial statements of the Borrower.

         Notwithstanding the foregoing, unless otherwise agreed by the Required Lenders and subject to section 2.8(d), during any period when (A) the Borrower shall have failed to timely deliver its financial statements referred to in Section 8.1(a) or (b), (B) a Default under Section 10.1(a) shall have occurred and be continuing, or (C) an Event of Default shall have occurred and be continuing, the Applicable Eurodollar Margin for all Loans that are Eurodollar Loans shall be the highest number of basis points indicated therefor in the Pricing Grid Table, regardless of the Adjusted Leverage Ratio at such time. Any changes in the Applicable Eurodollar Margin for Loans shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent shall promptly provide notice of such determinations to the Borrower and the Lenders, which determination by the Administrative Agent shall be conclusive and binding absent manifest error.

                  "Borrowing Base" shall mean an amount not in excess of (a) the sum of (i) eighty-five percent (85%) of the amount due and owing on Eligible Accounts Receivable, plus (ii) the lesser of (A) sixty percent (60%) of the aggregate of the cost or market value (whichever is lower) of Eligible Inventory, or (B) Eighteen Million Dollars ($18,000,000), minus (b) the aggregate principal amount of all Term Loans then outstanding.

                  "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period; plus (a) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense,
         (iii) amortization or write-off of deferred financing costs and charges for prepayment penalties on prepayment of Indebtedness (all of which amounts do not in the aggregate exceed in the 1998 fiscal year a maximum of $5,500,000 on a pre-tax basis), and (iv) extraordinary and other non-recurring non-cash losses and charges; less (b) gains on sales of assets and other extraordinary gains and other non-recurring non-cash gains; all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that in computing Consolidated Net Income for purposes of this definition, there shall be excluded therefrom (A) any non-cash gains or losses recorded in accordance with SFAS 133, Accounting for Derivatives, (B) the effects of any non-cash gains or losses as a result of foreign currency translation adjustments, (C) non-cash charges associated with the write-off of goodwill in accordance with SFAS 142, all as determined for the Borrower and its Subsidiaries on a consolidated basis and in accordance with GAAP, (D) the income, (or loss) of any entity (other than Subsidiaries of the Borrower) in which the Borrower or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period, and
         (E) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.


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
                  "Consolidated Net Worth" shall mean at any time for the determination thereof all amounts that, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date; provided, however, that the calculation of Consolidated Net Worth shall exclude (a) any amounts in respect of Redeemable Stock and (b) non-cash charges associated with the write-off of goodwill in accordance with SFAS 142.

                  "Maximum Available Revolving Commitment" shall mean at any time an amount equal to the lesser of (a) the Total General Revolving Commitment, or (b) (i) the Borrowing Base plus (ii) the Alternate Currency Outstandings.

                  "Pricing Grid Table" shall mean the following pricing grid table:

                                                   Applicable
                                 Applicable        Prime Rate
                              Eurodollar Margin    Margin for       Applicable          Applicable
                                     for             General        Eurodollar          Prime Rate          Applicable
                              General Revolving     Revolving       Margin for       Margin for Term       Facility Fee
  Adjusted Leverage Ratio           Loans             Loans         Term Loans            Loans                Rate
------------------------------------------------------------------------------------------------------------------------
Greater than 4.00 to 1.00     300 basis points      175 basis    350 basis points    225 basis points    50 basis points
                                                     points
Greater than 3.50 to 1.00     275 basis points      150 basis    325 basis points    200 basis points    50 basis points
but less than 4.00 to 1.00                           points
Greater than 3.00 to 1.00     250 basis points      125 basis    300 basis points    175 basis points    50 basis points
but less than or equal to                            points
3.50 to 1.00
Greater than 2.50 to 1.00     225 basis points      100 basis    275 basis points    150 basis points    50 basis points
but less than or equal to                            points
3.00 to 1.00
Greater than 2.00 to 1.00     200 basis points      75 basis     250 basis points    125 basis points    50 basis points
but less than or equal to                            points
2.50 to 1.00
Less than or equal to 2.00   187.5 basis points     50 basis     225 basis points    100 basis points       37.5 basis
to 1.00                                              points                                                   points


         1.2. Section 1.1 of the Credit Agreement is hereby amended to delete the definition of "Interest Coverage Period" therefrom.

         1.3. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

                  "Account" shall mean an account, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time.

                  "Account Debtor" shall mean any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any guarantor thereof.


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                  "Adjusted Interest Coverage Ratio" shall mean, for the most recently completed four fiscal quarters of the Borrower, the ratio of
         (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

                  "Applicable Prime Rate Margin" shall mean:

                  (a) for any date prior to November 9, 2001, 0 basis points;

                  (b) from November 9, 2001 through March 31, 2002, (i) one hundred seventy-five (175) basis points for General Revolving Loans, and (ii) two hundred twenty-five (225) basis points for Term Loans; and

                  (c) commencing with the fiscal quarter of the Borrower ended December 31, 2001, and continuing with each fiscal quarter thereafter, the number of basis points determined by the Administrative Agent in accordance with the Pricing Grid Table, based upon the Adjusted Leverage Ratio. Changes in the Applicable Prime Rate Margin shall become effective on the first day of the month following the receipt by the Administrative Agent, pursuant to Section 8.1(a) or (b) of the financial statements of the Borrower.

         Notwithstanding the foregoing, unless otherwise agreed by the Required Lenders and subject to section 2.8(d), during any period when (A) the Borrower shall have failed to timely deliver its financial statements referred to in Section 8.1(a) or (b), (B) a Default under Section 10.1(a) shall have occurred and be continuing, or (C) an Event of Default shall have occurred and be continuing, the Applicable Prime Rate Margin for all Loans that are Prime Rate Loans shall be the highest number of basis points indicated therefor in the Pricing Grid Table, regardless of the Adjusted Leverage Ratio at such time. Any changes in the Applicable Prime Rate Margin for Loans shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent shall promptly provide notice of such determinations to the Borrower and the Lenders, which determination by the Administrative Agent shall be conclusive and binding absent manifest error.

                  "Borrowing Base Certificate" shall mean a certificate, substantially in the form of the attached Annex VIII.

                  "Eligible Account Receivable" shall mean an Account of the Borrower or any of its Subsidiaries (other than a Foreign Subsidiary) to the extent arising out of completed sales by Borrower or any of its Subsidiaries (other than a Foreign Subsidiary) in accordance with the terms and conditions of all purchase orders, contracts and other documents relating thereto, which, at all times until it is collected in full, continuously meets the following requirements: (a) to the extent not subject to any claim for credit, allowance or adjustment by the Account Debtor or any set-off or counterclaim; (b) arose in the ordinary course of business of the Borrower or any of its Subsidiaries from the performance (fully completed) of services or bona fide sale of goods that have been shipped to the Account Debtor, and not more than 90 days from the due date as specified in the invoice relating to such account receivable have elapsed with respect to such account receivable; (c) is not due

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
         from any Account Debtor with respect to which the Borrower of any of its Subsidiaries has received any notice or has any knowledge of insolvency, bankruptcy or financial impairment; (d) is not subject to an assignment, pledge, claim, mortgage, lien, or security interest of any type except that granted to or in favor of the Administrative Agent and the Lenders; (e) does not relate to any goods rejected or returned, or acceptance of which has been revoked or refused; (f) is not the subject of any instrument or chattel paper offered in payment thereof;
         (g) has not been determined by the Administrative Agent, in its sole discretion, to be unsatisfactory in any respect; (h) is not a Government Account Receivable, unless the security interest of the Administrative Agent and the Lenders in such Government Account Receivable is filed in accordance with the Federal Assignment of Claims Act; (i) is not an account receivable due from any Affiliate, shareholder or employee of the Borrower or any of its Subsidiaries; (j) is not a Foreign Account Receivable; (k) is not evidenced by a promissory note or any other negotiable instrument; (l) is not an account receivable owed to the Borrower or any of its Subsidiaries by an Account Debtor that has failed to pay more than 50% of its currently outstanding accounts receivable within 90 days from the due date thereof as specified in the invoice with respect to such accounts receivable; and (m) is an Account in which the Administrative Agent, for the benefit of the Lenders, has a valid and enforceable first security interest.

                  "Eligible Inventory" shall mean all Inventory of the Borrower or any of its Subsidiaries in which the Administrative Agent, for the benefit of the Lenders, has a valid and enforceable first security interest, except Inventory that is (a) located outside of the United States, (b) in the possession of a bailee or a third party, (c) damaged, defective, or obsolete, (d) held by the Borrower or any of its Subsidiaries or a third party on consignment, or (e) determined by the Administrative Agent, in its sole discretion, to be unsatisfactory in any respect.

                  "Foreign Account Receivable" shall mean any Account that arises out of contracts with or orders from an Account Debtor that is not a resident of the United States.

                  "Government Account Receivable" shall mean any Account that arises out of contracts with or orders from the United States or any of its departments, agencies or instrumentalities.

                  "Inventory" shall mean inventory, as defined in Chapter 1309 of the Ohio Revised Code as in effect from time to time.

                  "Required Supermajority Lenders" shall mean the holders of at least 75% of the aggregate amount of the Commitments (other than the Swing Line Revolving Commitment), or, if there shall be any borrowing hereunder, the holders of at least 75% of the aggregate amount outstanding under the Notes (other than the Swing Line Revolving Note).

         1.4. Section 2A of the Credit Agreement is hereby amended so that all references therein to Eligible Subsidiary shall be deemed to be references only to S.K. Wellman S.p.A. The Borrower, the Administrative Agent and the Lenders agree that, effective as of the date of this Amendment, no other Foreign Subsidiary of the Borrower shall become an Eligible Subsidiary.

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Concurrently with the execution and delivery of this Amendment, each Eligible
Subsidiary (other than S.K. Wellman S.p.A.) shall have delivered to the Administrative Agent an Election to Terminate and shall in no event be able to request an Alternative Currency Advance regardless of whether or not such Eligible Subsidiary shall have delivered to the Administrative Agent an Election to Terminate.

         1.5. Section 2.8 of the Credit Agreement is hereby amended to delete subpart (a) therefrom and to insert in place thereof the following:

                  (a) Interest on Prime Rate Loans. The unpaid principal amount of each Loan that is a Prime Rate Loan shall bear interest from the date of Borrowing thereof until maturity (whether by acceleration or otherwise) at a fluctuating rate per annum that shall at all times be equal to the Prime Rate in effect from time to time plus the Applicable Prime Rate Margin.

         1.6. Section 5.3 of the Credit Agreement is hereby amended to add the following new subpart (f) thereto:

                  (f) Mandatory Prepayment Event.

                  (i) In addition to any prepayment required pursuant to subparts (a) through (d) above, if the Borrower or any Subsidiary shall effect a Mandatory Prepayment Event (which Mandatory Prepayment Event shall only be permitted in accordance with the terms of this Agreement), then, unless otherwise agreed to in writing by the Required Supermajority Lenders, the Prepayment Proceeds of such Mandatory Prepayment Event shall be paid, on the date of such Mandatory Prepayment Event, by the Borrower (or the applicable Subsidiary) to the Administrative Agent to be applied, first, on a pro rata basis to the outstanding principal balance of the Term Loans (to be applied on a pro rata basis to the Scheduled Repayments thereof in the inverse order of maturity), and, second, to the outstanding principal balance of the Revolving Loans (or, if there shall be no Revolving Loans outstanding or if the outstanding Revolving Loans shall have been paid in full, then, first, to the outstanding principal balance of the Swing Line Revolving Loans, second, to the outstanding principal balance of the Alternate Currency Outstandings, and, third, to the Stated Amount of the Letter of Credit Outstandings to be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof), with the Total General Revolving Commitments being permanently reduced by the amount of such Prepayment Proceeds, whether or not there shall be any Revolving Credit Exposure.

                  (ii) As used in this section 5.3(f), "Mandatory Prepayment Event" shall mean the receipt by the Borrower or any Subsidiary of (i) any funds, in excess of the aggregate amount of $250,000 for any single casualty event from (A) insurance losses, returns or unearned premiums under any policy of insurance, (B) any condemnation, eminent domain or other proceeding relating to the Real Property, or (C) any litigation, settlement or other legal proceeding; (ii) the proceeds of a public or private offering of equity or debt securities (other than pursuant to section 9.4(c) (i) or (ii)) by the Borrower or any

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         Subsidiary; or (iii) the proceeds of any Significant Asset Disposition;
         "Prepayment Proceeds" shall mean the proceeds of any Mandatory Prepayment Event minus taxes, fees and expenses actually paid in connection with such Mandatory Prepayment Event; and "Significant Asset Disposition" shall mean the sale, lease, transfer or other disposition of assets (other than a sale in the ordinary course of business or other than a sale, lease transfer or other disposition permitted pursuant to section 9.2(a)) by the Borrower or any Subsidiary for which the aggregate fair market value or book value, whichever is greater, of the assets sold, leased, transferred or otherwise disposed of shall be greater than or equal to $250,000.

         1.7. Section 8.1 of the Credit Agreement is hereby amended to add the following new subsection (j) thereto:

                  (j) Borrowing Base Certificate. Within 30 days after the end of each month, and at such other time as the Administrative Agent may request, (i) a Borrowing Base Certificate prepared by an Authorized Officer of the Borrower, and (ii) an Accounts aging report and Inventory report, each in form and substance satisfactory to the Administrative Agent and signed by a Authorized Officer of Borrower;

         1.8. Section 8.15 of the Credit Agreement is hereby amended to delete subsection (d) therefrom and to insert in place thereof the following:

                  (d) On or before November 30, 2001, or such later date as may be agreed to in writing by the Administrative Agent, the Borrower and each Guarantor of Payment (as applicable) shall deliver to the Administrative Agent, a landlord's waiver, in form and substance satisfactory to the Administrative Agent, for each leased location at which the Borrower or such Guarantor of Payment maintains assets (other than locations owned by the Borrower or a Guarantor of Payment).

         1.9. Section 8.15 of the Credit Agreement is hereby amended to add the following new subsection (e) thereto:

                  (e) On or before November 30, 2001, or such later date as may be agreed to in writing by the Administrative Agent, the Borrower shall have delivered to the Administrative Agent title examinations and commitments, in form and detail satisfactory to the Administrative Agent, issued by a title insurance company acceptable to the Administrative Agent with respect to the Mortgaged Property.

         1.10. Section 9.2 of the Credit Agreement is hereby amended to delete subsection (b) therefrom and to insert in place thereof the following:

                  (b) Permitted Acquisitions. Prior to November 9, 2001, the Borrower or any Subsidiary shall be permitted to make Acquisitions in accordance with the terms of this subpart (b) as in effect prior to November 9, 2001, and on or after November 9, 2001, neither the Borrower nor any of its Subsidiaries shall make any Acquisition without the prior written consent of the Administrative Agent and the Required Lenders.


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
         1.11. Section 9.4(c)(A) of the Credit Agreement is hereby amended to delete "$9,500,000" therefrom and to insert in place thereof "$8,500,000".

         1.12. Section 9.4 of the Credit Agreement is hereby amended to delete subsection (f) therefrom and to insert in place thereof the following:

                  (f) Additional Unsecured Debt and Guaranty Obligations: additional unsecured Indebtedness of the Borrower (including additional unsecured Guaranty Obligations of the Borrower) incurred by the Borrower on or before November 9, 2001, in an aggregate principal amount outstanding at any time not to exceed $4,000,000 (including any refinancing, extension or renewal of such Indebtedness so long as the principal amount thereof shall not be increased), provided that at the time of incurrence thereof, and after giving effect thereto, (i) the Borrower would be in compliance with section 9.8; and (ii) no Event of Default shall have occurred and be continuing or would result therefrom.

         1.13. Section 9 of the Credit Agreement is hereby amended to delete section 9.8 therefrom and to insert in place thereof the following:

                  9.8. Leverage Ratio. The Borrower shall not permit at any time the Leverage Ratio to exceed (i) 3.80 to 1.00 on the Closing Date through December 30, 1998, (ii) 3.50 to 1.00 on December 31, 1998 through June 29, 2001, (iii) 4.10 to 1.00 on June 30, 2001 through September 29, 2001, (iv) 4.30 to 1.00 on September 30, 2001 through December 30, 2001, (v) 5.00 to 1.00 on December 31, 2001 through March 30, 2002, (vi) 5.35 to 1.00 on March 31, 2002 through June 29, 2002,
         (vii) 5.10 to 1.00 on June 30, 2002 through September 29, 2002, (viii)
         4.65 to 1.00 on September 30, 2002 through December 30, 2002, and (ix)
         4.25 to 1.00 on December 31, 2002 and thereafter.

         1.14. Section 9.5 of the Credit Agreement is hereby amended to delete subpart (k) and subpart (iv) that appears immediately following subpart (k) and to insert in place thereof the following:

                  (k) to the extent not permitted by the foregoing clauses, (i) loans and advances by the Borrower or by any Subsidiary of the Borrower to, or other investments in, any Subsidiary of the Borrower which is
         (A) a Subsidiary Guarantor, (B) a Wholly-Owned Subsidiary, and (C) not a Foreign Subsidiary, and (ii) loans and advances to, and investments in, any Foreign Subsidiary, made after March 31, 1998, provided that the cumulative aggregate amount thereof which are so made and outstanding at any time shall not exceed an aggregate of $13,000,000, taking into account the repayment of any loans or advances to such Foreign Subsidiaries;

         1.15. Section 9 of the Credit Agreement is hereby amended to delete section 9.9 therefrom and to insert in place thereof the following:

                  9.9. Interest Coverage Ratio. The Borrower shall not permit at any time (a) the Interest Coverage Ratio to be less than (i) 2.00 to
         1.00 on the Closing Date through

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         June 29, 2001, and (ii) 1.20 to 1.00 on June 30, 2001 through September
         29, 2001, and (b) the Adjusted Interest Coverage Ratio to be less than
         (i) 2.40 to 1.00 on September 30, 2001 through December 30, 2001, (ii)
         2.10 to 1.00 on December 31, 2001 through March 30, 2002, (iii) 1.85 to
         1.00 on March 31, 2002 through June 29, 2002, (iv) 2.05 to 1.00 on June
         30, 2002 through September 29, 2002, (v) 2.20 to 1.00 on September 30, 2002 through December 30, 2002, and (vi) 2.45 to 1.00 on December 31, 2002 and thereafter.

         1.16. Section 9 of the Credit Agreement is hereby amended to delete
Section 9.11 therefrom and to insert in place thereof the following:

                  9.11. Prepayments and Refinancings of Other Debt. The Borrower shall not, and shall not permit any of its Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Indebtedness of the Borrower or its Subsidiaries that has an outstanding principal balance (or Capitalized Lease Obligation, in the case of a Capital Lease) greater than $1,000,000 (other than (a) the Obligations and intercompany loans and advances among the Borrower and its Subsidiaries, and (b) any Indebtedness incurred pursuant to this Agreement).

         1.17. The Credit Agreement is hereby amended to add a new Annex VIII thereto in the form of Annex VIII attached hereto.

         1.18. Pursuant to Section 8.16 of the Credit Agreement, the Administrative Agent has requested, and the Borrower hereby agrees, that, concurrently with the execution of this Amendment, the Borrower and each Guarantor of Payment shall execute and deliver to the Administrative Agent a Pledge Agreement, dated as of the date hereof, pledging all of the stock or other equity interest of each Subsidiary (other than a Foreign Subsidiary) of the Borrower or such Guarantor of Payment.

         1.19. The Borrower hereby agrees that the failure of the Borrower to deliver any item required pursuant to, or otherwise fail to satisfy the terms of, section 8.15(d) of the Credit Agreement, section 8.15(e) of the Credit Agreement or Section 4 of this Amendment, within the time period specified in such sections, shall constitute an Event of Default and, at the Administrative Agent's sole option, all outstanding amounts of principal and all accrued but unpaid interest thereon shall bear interest at the default rate of interest specified in section 2.8(d) of the Credit Agreement (the "Default Rate") unless and until the Borrower shall have satisfied, in the opinion of the Administrative Agent, the requirements of such sections.

         SECTION 2. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants as follows:

         2.1. Authorization and Validity of Amendment. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

         2.2. Representations and Warranties. The representations and warranties of the Credit Parties contained in the Credit Agreement or in the other Credit Documents are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are hereby reaffirmed as true and correct in all material respects as of the date when made.

         2.3. No Event of Default. No Default or Event of Default exists or immediately hereafter will begin to exist.

         2.4. Compliance. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party.

         2.5. No Claims. The Borrower is not aware of any claim or offset against, or defense or counterclaim to, any of its or any Subsidiary's obligations or liabilities under the Credit Agreement or any other Credit Document.

         SECTION 3. RATIFICATIONS.

         Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

         SECTION 4. CLOSING DELIVERIES.

         Concurrently herewith:

         (a) the Borrower shall cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this Amendment;

         (b) the Borrower and each Guarantor of Payment shall execute and deliver to the Administrative Agent a Pledge Agreement, in form and substance satisfactory to the Administrative Agent, pursuant to which the Borrower and each such Guarantor of Payment shall pledge all of the stock or other equity interest of each Subsidiary (other than a Foreign Subsidiary) of the Borrower or such Guarantor of Payment, together with the stock certificates pledged thereunder and accompanying stock transfer powers;

         (c) the Borrower shall deliver to the Administrative Agent such examinations and reports, in form and detail satisfactory to the Administrative Agent, with respect to the Mortgaged Property, issued by a title company satisfactory to the Administrative Agent, that shows each Mortgage to be a valid first priority Lien on such Mortgaged Property, free and clear of all defects and encumbrances except such matters of record as permitted pursuant to the Credit Agreement;

         (d) the Borrower shall deliver to the Administrative Agent evidence of insurance on ACORD 27 form, and otherwise satisfactory to the Administrative Agent, of adequate personal property and liability insurance of each Credit Party, with the Administrative Agent, on behalf of the Lenders, listed as mortgagee, loss payee and additional insured;

         (e) the Borrower shall provide to the Administrative Agent and the Lenders an officer's certificate certifying the names of the officers of the Borrower and each Guarantor of Payment authorized to sign this Amendment and the Security Documents that are being executed on the date hereof to which the Borrower or such Guarantor of Payment is a party, together with the true signatures of such officers and certified copies of the resolutions of the board of directors or executive committee of the Borrower or such Guarantor of Payment, evidencing approval of the execution and delivery of this Amendment and the Security Documents to which the Borrower or such Guarantor of Payment is a party;

         (f) the Borrower shall provide to the Administrative Agent and the Lenders such opinions of counsel for the Borrower and each Guarantor of Payment, in form and substance satisfactory to the Administrative Agent and the Lenders, as the Administrative Agent and the Lenders may deem necessary or appropriate;

         (g) pursuant to Section 1.5 of this Amendment, the Borrower shall cause each Eligible Subsidiary (other than S.K. Wellman S.p.A.) to deliver to the Administrative Agent an Election to Terminate;

         (h) the Borrower shall pay to the Administrative Agent, for the pro rata benefit of the Lenders, an amendment fee in the amount of Fifty Thousand Dollars ($50,000);

         (i) with respect to each parcel of the Mortgaged Property, evidence to the satisfaction of the Administrative Agent that no portion of any Mortgaged Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency;

         (j) the Borrower shall pay all legal fees and expenses of the Administrative Agent in connection with this Amendment and the documents executed in connection herewith; and

         (k) the Borrower shall provide such other items and shall satisfy such other conditions as may be reasonably required by the Administrative Agent and the Lenders.

         SECTION 5. MISCELLANEOUS.

         5.1. Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or other Credit Event shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

         5.2. Reference to Credit Agreement. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         5.3. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

         5.4. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of laws provisions.

         5.5. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         5.6. Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement. Except as set forth herein, the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         5.7. Waiver of Claims. The Borrower, by signing below, hereby waives and releases Administrative Agent and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         5.8. Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts and by facsimile signature, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

                  [Remainder of page intentionally left blank.]

         5.9. JURY TRIAL WAIVER. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

                                          HAWK CORPORATION

                                          By:___________________________
                                          Name:_________________________
                                          Title:  _________________________

                                          KEYBANK NATIONAL
                                          ASSOCIATION,
                                            as the Administrative Agent and as a
                                            Lender

                                          By:____________________________
                                          Name: _________________________
                                          Title: __________________________

                                          NATIONAL CITY BANK

                                          By:____________________________
                                          Name:_________________________
                                          Title:__________________________

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION

                                          By:____________________________
                                          Name:_________________________
                                          Title:__________________________

                              Signature Page 1 of 2

                                          COMERICA BANK

                                          By:____________________________
                                          Name:_________________________
                                          Title:__________________________

                                          BANK ONE, N.A.

                                          By:___________________________
                                          Name:_________________________
                                          Title:__________________________

                                          HARRIS TRUST AND SAVINGS
                                          BANK

                                          By:____________________________
                                          Name:_________________________
                                          Title:__________________________

                              Signature Page 2 of 2

                                   ANNEX VIII

                                     FORM OF

                           BORROWING BASE CERTIFICATE

Calculated as of: __________________

Calendar Month Ended:__________________

         I, the undersigned and ________________ of Hawk Corporation, a Delaware corporation (the "Borrower"), do hereby certify pursuant to Credit Agreement, dated as of May 1, 1998, as amended (the "Credit Agreement"), among Borrower, the lending institutions listed on Annex I thereto (collectively, the "Lenders"), and KeyBank National Association, as administrative agent for the Lenders (the "Administrative Agent"), that the following calculations have been made in accordance with the provisions of the Credit Agreement. All capitalized terms used herein and not defined herein shall have the meaning given to such terms in the Credit Agreement.

A.        CALCULATIONS

         1.       ACCOUNTS

                  a.  Domestic Accounts Receivable          $________________

                  b.  Ineligible Accounts                   $________________

                  c.  Eligible Accounts Receivable          $_________________
                       (a minus b)

                  d.  85% of Eligible Accounts Receivable   $________________

         2.       INVENTORY

                  a.  Domestic Inventory                    $________________

                  b.  Ineligible Inventory                  $________________

                  c.  Eligible Inventory                    $________________
                       (a minus b)

                  d.  Eligible Inventory                    $________________*
                           *cannot exceed inventory
                             cap of $18,000,000)

B.       AVAILABILITY

         1.       Borrowing Base                            $________________
                  (the sum of 1d. and 2d. above)

         2.       Revolving Credit Exposure                 $________________

         3.       Aggregate principal amount of Term        $________________
                  Loans outstanding

         4.       Availability                              $_________________
                  (1 minus 2 and 3 above)

         For purposes of inducing the Administrative Agent and the Lenders to grant Loans and issue Letters of Credit to the Borrower pursuant to the terms of the Credit Agreement, I hereby certify that this Borrowing Base Certificate and the information contained herein is true and correct and that no Default or Event of Default has occurred under the Credit Agreement.

                                            HAWK CORPORATION

                                            By:_________________________
                                            Name: ______________________
                                            Title: _______________________

                            GUARANTOR ACKNOWLEDGMENT

         Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Amendment No. 3 to Credit Agreement. The undersigned specifically agrees to the waivers set forth in such agreement, including, but not limited to, the jury trial waiver. Each of the undersigned further agrees that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned shall remain in full force and effect and be unaffected hereby.

         Each of the undersigned hereby waives and releases the Administrative Agent and the Lenders and the directors, officers, employees, attorneys, affiliates and subsidiaries of the Administrative Agent and the Lenders from any and all claims, offsets, defenses and counterclaims of which the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.


                                          FRICTION PRODUCTS CO.
                                          S.K. WELLMAN CORP.
                                          HELSEL, INC.
                                          LOGAN METAL STAMPINGS, INC.
                                          HAWK MOTORS, INC. (fka Hutchinson
                                            Products LLC)
                                          SINTERLOY CORPORATION
                                          HAWK BRAKE, INC.
                                          S.K. WELLMAN HOLDINGS, INC.
                                          WELLMAN FRICTION PRODUCTS U.K.
                                            CORP.
                                          CLEARFIELD POWDERED METALS,
                                            INC.
                                          ALLEGHENY POWDER METALLURGY,
                                            INC.
                                          QUARTER MASTER INDUSTRIES, INC.
                                          HAWK MIM, INC.
                                          TEX RACING ENTERPRISES, INC.
                                          NET SHAPE TECHNOLOGIES LLC

                                          By:__________________________________
                                          Name: _______________________________
                                                _____________ of each of the
                                                foregoing companies

                                CREDIT AGREEMENT

                                   dated as of
                                   May 1, 1998

                                      among

                                HAWK CORPORATION,
                                as the Borrower,

                     THE LENDING INSTITUTIONS NAMED THEREIN,
                                   as Lenders,

                                       and

                          KEYBANK NATIONAL ASSOCIATION
                           as the Administrative Agent


                              ---------------------

                                 AMENDMENT NO. 3
                                       to
                                CREDIT AGREEMENT

                                   dated as of
                                November 9, 2001
                              ---------------------